                                                              EXHIBIT 10(b)(iii)

                                 AMENDMENT NO. 3
                               TO CREDIT AGREEMENT


      AMENDMENT NO. 3 (this "AMENDMENT NO. 3"), dated as of March 31, 2000, under the Credit Agreement dated as of June 30, 1997, by and among OGDEN CORPORATION, a Delaware corporation (the "COMPANY"), the Signatory Lenders party thereto (the "LENDERS") and THE BANK OF NEW YORK, as Agent (the "AGENT"), as amended by Amendment No. 1 to Credit Agreement, dated as of August 18, 1999, and Amendment No. 2 to Credit Agreement, dated as of December 20, 1999 (the "CREDIT AGREEMENT").

                                    RECITALS

      I. Capitalized terms used herein which are not herein defined shall have the respective meanings ascribed thereto in the Credit Agreement.

      II. The Company has requested that the Agent and the Lenders (a) reduce the Aggregate Commitments from $200,000,000 to $100,000,000, (b) amend the Credit Agreement to create a secured revolving credit subfacility and (c) amend the Credit Agreement in certain other respects.

      III. The Agent and the Lenders have advised the Company that they are willing to agree to the Company's request subject to the terms and conditions set forth herein.

            Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1.    AMENDMENTS TO CREDIT AGREEMENT -- GENERAL.

            1.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

            "AMENDMENT NO. 3": Amendment No. 3 to Credit Agreement, dated as of March 31, 2000, among the Company, the Lenders party thereto and the Agent.

            "AMENDMENT NO. 3 EFFECTIVE DATE": the date on which the conditions set forth in Section 3.1 of Amendment No. 3 are satisfied.

            "CAPITAL EXPENDITURES": for any period, the sum of the aggregate of all expenditures (paid in cash or for which the Company or any Subsidiary is obligated as a result of the acquisition by the Company or such Subsidiary of any fixed or capital asset during such period or the rendition of services to the Company or such Subsidiary in respect of any fixed or capital asset) by the Company and the Subsidiaries on a Consolidated basis during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance).

            "COVENANT CREDIT FACILITIES": any loan agreement, loan document, agreement or indenture that contains covenants (however designated, and including negative, affirmative or financial covenants) which (a) require the maintenance of minimum Shareholder's Equity (b) prescribe a Fixed Charge Coverage Ratio, (c) prohibit or restrict the sale, assignment, transfer or disposition of any Property of the Company or any Subsidiary or (d) restrict the granting of the Lien granted in favor of the Agent pursuant to paragraph 2.27 or require equivalent security over any Property or assets of the Company or any Subsidiary, and which loan agreements, loan documents, agreements and indentures are described on Schedule D to Amendment No. 3.

            "CREDIT FACILITY INDEBTEDNESS": the Indebtedness of the Company and its Subsidiaries described on Schedule C to Amendment No. 3 together with any Hedging Agreement entered into in connection therewith.

            "DISBURSEMENT ACCOUNT": the disbursement account maintained by the Company at BNY in accordance with paragraph 2.25.

            "DISPOSITION CLOSING COSTS": any required closing fees, costs and expenses directly attributable to a Permitted Disposition.

            "DISPOSITION RELATED DEBT": the debt that is secured by or related to the Property sold in a Permitted Disposition as set forth on Schedule E to Amendment No. 3.

            "GUARANTEE": of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or in effect guaranteeing any return on any investment made by another Person, or any Indebtedness, lease, dividend or other obligation (a "PRIMARY OBLIGATION") of any other Person (a "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guarantor, directly or indirectly
(i) to purchase any primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof and (v) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Guarantee" shall not include (x) the endorsement of instruments for deposit or collection in the ordinary course of business or (y) the indemnification provisions

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contained in the purchase agreements with respect to the Property described on
Schedules B-1, B-2 and B-3 to Amendment No. 3. The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

            "HEDGING AGREEMENT": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations.

            "NET CASH PROCEEDS": cash proceeds received from a sale, assignment, transfer or other disposition of Property minus (a) taxes paid or payable in cash in connection therewith at the time such sale, assignment, transfer or other disposition is consummated, (b) Disposition Closing Costs and (c) Disposition Related Debt.

            "PERMITTED DISPOSITION": as defined in paragraph 8.6(iv).

            "PROCEEDS DISBURSEMENT REQUEST": a notice of the Company in the form of Exhibit B to Amendment No. 3, specifying (i) the aggregate amount of Net Cash Proceeds requested to be disbursed from the Disbursement Account, (ii) the requested disbursement date and (iii) the intended use of such Net Cash Proceeds and certifying, representing and warranting that (x) no Default or Event of Default has occurred and is continuing and (y) such Net Cash Proceeds shall be used in accordance with and for the purposes and in the categories and in the amounts set forth in the Projections except as otherwise permitted by paragraph
8.14 of this Agreement.

            "PROJECTIONS": the projections of the Company dated March 16, 2000 (Revised) delivered to the Agent and the Lenders in the form of Schedule A to Amendment No. 3.

            "RESERVE ACCOUNT": the blocked reserve account maintained by the Company at BNY under the dominion and control of the Agent.

            "RESTRUCTURING COSTS": the fees and expenses (including reasonable attorneys' and accountants' fees and expenses) (i) payable by the Company or any Subsidiary in connection with (x) the execution and delivery of Amendment No. 3 (including, without limitation, fees and expenses in connection with the grant by the Company and certain of its Subsidiaries of Liens in favor of the Agent on certain of their property), (y) the amendments to or waivers of the Covenant Credit Facilities contemplated by, and executed and delivered contemporaneously with, Amendment No. 3 and (z) the extension of maturity dates of Indebtedness and expiry dates of letters of credit which mature or expire, as the case may be, prior to the Liquidity Subfacility Termination Date to a date that is not earlier than the Liquidity Subfacility Termination Date, and (ii) incurred by the Company in an amount of up to $5,000,000 in connection with the issuance by the Company of any Stock after the

                                       3

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Amendment No. 3 Effective Date, in each case accrued or capitalized as a cost of issuance in accordance with GAAP.

            "SALES LOSSES": losses incurred by the Company or any Subsidiary in connection with any Permitted Disposition determined in accordance with GAAP.

            "SPRINGING CREDIT EVENT": any event or any event that with the giving of notice of the passage of time or both results in a Springing Credit Obligation.

            "SPRINGING CREDIT OBLIGATION": any agreement or obligation of the Company or any Subsidiary under any loan document, indenture, or other agreement to provide a letter of credit or other credit support.

            "STEERING COMMITTEE": the informal committee of creditors of the Company and/or its Subsidiaries composed of the Agent and other creditors of the Company represented by O'Melveny & Myers LLP as of the Amendment No. 3 Effective Date.

            1.2 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Aggregate Commitments" in its entirety and substituting the following therefor:

                  "AGGREGATE  COMMITMENTS":  the sum of the Commitments set
            forth in Exhibit A to Amendment No. 3 (which as of the Amendment No. 3 Effective Date equals $100,000,000), as the same may be reduced pursuant to paragraph 2.5 (Reduction of Commitments) or 2.18 (Extension of Termination Date).

            1.3 Section 1.1 of the Credit agreement is hereby amended by deleting the definition of "Commitment" in its entirety and substituting the following therefor:

                  "COMMITMENT":  as to any  Lender,  the  amount  set forth
            next to the name of such Lender in Exhibit A to Amendment No. 3 under the heading "Commitment," as such Commitment may be reduced pursuant to paragraphs 2.5 or 11.7(b).

            1.4 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Commitment Percentage" in its entirety and substituting the following therefor:

                  "COMMITMENT PERCENTAGE": as to any Lender, the percentage that the Commitment of such Lender bears to the Aggregate Commitments, as set forth opposite the name of such Lender in Exhibit A to Amendment No. 3 under the heading "Commitment Percentage", as such percentage may be reallocated pursuant to paragraph 2.18 (whereupon such percentage shall become such Lender's Reallocated Commitment Percentage, as such term is


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


            hereinafter defined) or decreased upon an assignment permitted under paragraph 11.7(b).

            1.5 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Eligible Assignee" in its entirety and substituting the following therefor:

                  "ELIGIBLE ASSIGNEE": an assignee which is a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended), but in any event excluding the Company and its Subsidiaries and Affiliates.

            1.6 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Fixed Charge Coverage Ratio" in its entirety and substituting the following therefor:

                  "FIXED CHARGE COVERAGE RATIO": the ratio of (i) the sum of
            Operating Income, Interest Expense, Rent Expense, and, to the extent deducted from the determination of Operating Income in accordance with GAAP, Restructuring Costs and Sales Losses, if any, to (ii) the sum of Interest Expense and Rent Expense, all on a Consolidated basis.

            1.7 Section 2.24 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                    Section 2.24 REDUCTION OF COMMITMENTS; AVAILABILITY OF COMMITMENTS AND PRICING OPTIONS.

                        The Company agrees that, notwithstanding any other
            provision of this Agreement, (x) on the Amendment No. 3 Effective Date, the Aggregate Commitments shall be permanently reduced from $200,000,000 to $100,000,000 and the Commitment of each Lender shall be reduced pro rata as set forth on Exhibit A to Amendment No. 3, and (y) during the period from the Amendment No. 3 Effective Date to and including the date on which the Required Lenders, in their sole discretion, agree to reinstate the ability of the Company to borrow Loans under the Commitments (as reduced hereby) and request the issuance of Letters of Credit and to reinstate the availability of Competitive Bid Loan and CD Loans:

                              (i) the Company shall not be entitled to request
            and the Lenders shall not be obligated to make any additional Loans, except Liquidity Loans;


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


                              (ii) the Company shall not be entitled to request
            and the Issuing Bank shall not be required to issue any additional Letters of Credit;

                              (iii) the Company shall be entitled to elect
            Interest Periods of only 30 days for Eurodollar Loans;

                              (iv) the Company may not and shall not request any
            Competitive Bid Borrowings; and

                              (v) the Company may not and shall not request any
            CD Loan and may not and shall not request that any Loan be converted to a CD Loan.

            1.8 Section 2 of the Credit Agreement is hereby amended by adding a new Section 2.25 to read as follows:

                  2.25. DISBURSEMENT ACCOUNT, RESERVE ACCOUNT AND
                        COLLATERAL FOR SUBFACILITY.

                        (a) SECURITY INTERESTS - DISBURSEMENTS ACCOUNT AND RESERVE ACCOUNT.

                              The Company acknowledges and agrees that, pursuant
            to the Security Documents, the Disbursement Account and the Reserve Account and the Net Cash Proceeds from time to time deposited in or credited to the Disbursement Account and the Reserve Account and all interest and earnings thereon secure the Subfacility Obligations.

                        (b)   SET-OFF -  DISBURSEMENT  ACCOUNT AND RESERVE
            ACCOUNT.

                              The Company acknowledges that the Net Cash
            Proceeds from time to time deposited and held in the Disbursement Account or in the Reserve Account shall, in addition to the rights of the Agent therein pursuant to the Security Documents, be subject to the Agent's right of setoff (which may be exercised upon the occurrence of an Event of Default which is continuing) up to an amount not to exceed the aggregate amount of Indebtedness and obligations of the Company outstanding from time to time under this Agreement, including, without limitation, Indebtedness and obligations of the Company under the Liquidity Subfacility; provided that any amounts set off by the Agent after the occurrence of an Event of Default or otherwise in excess of the aggregate amount of

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

            Indebtedness and obligations of the Company under the Liquidity Subfacility shall be held by the Agent to be applied for the benefit of all holders of Credit Facility Indebtedness on terms and conditions to be agreed to by the Agent, the Required Lenders and the requisite creditors under the Credit Facility Indebtedness (or, if such agreement is not reached, in accordance with the order of a court of competent jurisdiction).

                        (c)   RELEASE   OF   NET   CASH   PROCEEDS   FROM
            DISBURSEMENT ACCOUNT.

                              The Company may from time to time but not more
            frequently than once each calendar week request that the Agent release Net Cash Proceeds from the Disbursement Account by delivering to the Agent a Proceeds Disbursement Request not later than 11:00 A.M., New York City time, one (1) Business Day prior to the requested disbursement date (the "DISBURSEMENT DATE"). Provided that the Agent shall have received a Proceeds Disbursement Request in accordance with the terms hereof, the Agent, not later than 11:00 A.M., New York City time on the Disbursement Date, shall release the Net Cash Proceeds covered by such Proceeds Disbursement Request to the Company.

                        (d) DISPOSITION OF NET CASH PROCEEDS - DISBURSEMENT
            ACCOUNT AND RESERVE ACCOUNT.

                              Except for (i) the right of the Company to request
            the release of Net Cash Proceeds from the Disbursement Account pursuant to paragraph 2.25(c) hereof, (ii) the rights of the Agent, for the ratable benefit of the Lenders, as secured party and (iii) the right of set-off of the Agent (as limited by paragraph 2.25(b)),
            (A) none of the Company, any Subsidiary, any Lender, or the holder of Indebtedness of the Company or any Subsidiary shall have any right to request the release or disbursement of any funds in the Disbursement Account or the Reserve Account and (B) any and all funds deposited in the Disbursement Account and Reserve Account (other than the funds deposited in the Reserve Account, which shall secure, and may be applied in satisfaction of, the obligations of the Company and the Subsidiary Guarantors in respect of the Liquidity Subfacility in accordance with the terms of this Agreement and the Security Documents) shall be held in such accounts pending the execution of an agreement among the Company, the Agent, the Required Lenders and the requisite creditors under the Credit Facility Indebtedness (or, if such


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            agreement is not reached, the order of a court of competent jurisdiction).

                        (e) SUBSTITUTION AND RELEASE OF COLLATERAL.

                              The Agent and the Lenders agree that provided no
            Default or Event of Default has occurred and is continuing, the Agent and the Lenders promptly will:

                              (i) release their security interest in the
            Collateral (including the Disbursement Account but not the Reserve Account) upon the written request of the Company after Ogden Services Corporation shall have deposited Net Cash Proceeds received by Ogden Services Corporation from the sale of the "food and beverage" business or another business sold by Ogden Services Corporation permitted to be sold hereunder of not less than $51,000,000 in the Reserve Account as substitute collateral for the Collateral; and

                              (ii) release their security interest in the
            Collateral (including the Disbursement Account and the Reserve Account) upon (A) the repayment in full of the Liquidity Loans and all accrued interest thereon and the termination of the Liquidity Subfacility, (B) the cancellation of the Liquidity Subfacility by the Company at any time that no Liquidity Loans are outstanding or
            (C) receipt by the Agent of Net Cash Proceeds from the sale of the Aviation Business and the simultaneous repayment in full of the Liquidity Loans and all accrued interest thereon and termination of the Liquidity Subfacility, which release shall be simultaneous with such sale and the receipt of such Net Cash Proceeds and repayment. The Agent and the Lenders shall execute and deliver to the Company such instruments and documents as the Company may reasonably request to evidence such release, at the sole cost and expense of the Company.

                        (f) DUTIES OF THE AGENT WITH RESPECT TO DISBURSEMENT
            ACCOUNT AND RESERVE ACCOUNT.

                              (i) The duties, responsibilities and obligations
            of the Agent with respect to the Disbursement Account and the Reserve Account shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Agent shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered


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

            in accordance with this Agreement) from the Company or any entity acting on its behalf. The Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties as Agent under this paragraph 2.25.

                              (ii) If at any time the Agent is served with any
            judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Disbursement Account or the Reserve Account (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Disbursement Account or the Reserve Account), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                              (iii) The Agent shall not be liable for any action
            taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under this paragraph 2.25 in the absence of gross negligence or willful misconduct on its part. In no event shall the Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the amount then deposited in or credited to the Disbursement Account or the Reserve Account.

                              (iv) If any fees, expenses or costs incurred by,
            or any obligations owed to, the Agent under this paragraph 2.25 are not promptly paid when due, the Agent may reimburse itself therefor from the Disbursement Account or the Reserve Account and may sell, convey or otherwise dispose of any amounts or property deposited in or credited to such accounts for such purpose.

                              (v) The Agent may consult with legal counsel and
            the accounting firm retained by the Steering Committee at

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            the reasonable expense of the Company as to any matter relating to the administration of the Disbursement Account or the Reserve Account, and the Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel or accounting firm.

                              (vi) The Agent shall not incur any liability for
            not performing any act or fulfilling any duty, obligation or responsibility under this paragraph 2.25 by reason of any occurrence beyond the control of the Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                              (vii) The Agent shall not be responsible in any
            respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                              (viii) The Company shall be liable for and shall
            reimburse and indemnify the Agent and hold the Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' and accountants' fees and expenses) (collectively, "LOSSES") arising from or in connection with or related to the Disbursement Account or the Reserve Account or with respect to the Agent's custody and administration of the Disbursement Account and the Reserve Account (including but not limited to Losses incurred by the Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

                              (ix) In the event of any ambiguity or uncertainty
            in any notice, instruction or other communication received by the Agent hereunder, the Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Disbursement Account and the Reserve Account.

                              (x) In the event of any dispute between or
            conflicting claims by the Company and/or any other person or entity with respect to the Disbursement Account or the Reserve Account, the Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to the

            Disbursement Account or the Reserve Account so long as such dispute or conflict shall continue, and the Agent shall not be or become liable in any way to the Company for failure or refusal to comply with such conflicting claims, demands or instructions. The Agent shall be entitled to refuse to act until, in its sole discretion, either (1) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Agent or (2) the Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

            1.9 Section 3.1 of the Credit Agreement is hereby amended by (i) adding to the heading thereof the phrase "; OTHER FEES.", (ii) renumbering the existing paragraph as Section 3.1(a) and (iii) adding a new Section 3.1(b) at the end thereof to read in its entirety as follows:

                  (b) The Company agrees to pay to the Agent for the pro rata account of each Lender a fee in the amount of $500,000, payable on the earlier to occur of (i) the date on which the Company and its Subsidiaries shall have received gross proceeds in an aggregate amount of $500,000,000 from all sales, assignments, transfers or other dispositions of PROPERTY after the Amendment No. 3 Effective Date in accordance with the terms hereof and (ii) the date on which the Loans and all other obligations under this Agreement (including, without limitation, all interest, fees and expenses payable to the Agent or the Lenders hereunder) shall have been paid and performed in full and the Commitments terminated.

            1.10 Section 7.2 of the Credit Agreement is hereby amended by adding a new Section 7.2(g) thereto to read in its entirety as follows:

                  (g)(i) As soon as available, but in any event not later than
            Wednesday of each week, weekly updates of the monthly cash flow statements of the Company and its Subsidiaries in a format consistent with past practice.

                  (ii) Conduct weekly meetings and conference calls with the
            Agent, the Lenders under this Agreement and the Steering Committee to discuss and review such matters as the Agent and the Steering Committee deems appropriate, including, without limitation, reports with respect to, and explanations of, any material variances between the Projections and the Company's and its Subsidiaries' actual results of operations.

                  (iii) As soon as available, deliver to the Agent notice of any
            Springing Credit Event and any demand under a Springing Credit Obligation.

            1.11 Section 7.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  7.11  SHAREHOLDERS' EQUITY.

            Maintain at all times for each period set forth below its Shareholders' Equity in an amount not less than the amount set forth below opposite such period:

                  PERIOD                       MINIMUM SHAREHOLDERS' EQUITY

            Effective Date to and including
            December 31, 1999                         $440,000,000

            January 1, 2000 to and
            including July 31, 2000                   $400,000,000

            August 1, 2000 and thereafter             $440,000,000

            1.12 Section 7 of the Credit Agreement is hereby amended by adding a new Section 7.12 to read in its entirety as follows:

                  7.12  CERTAIN AMENDMENTS.

                  Use its best efforts to extend the maturity date or expiry date of any Indebtedness or Credit Facility Indebtedness which matures or expires, as the case may be, prior to the Liquidity Subfacility Termination Date (other than with respect to the periodic renewal of the Credit Facility Indebtedness described in items 9 through 12 on Schedule C to Amendment No. 3) to a date that is not earlier than the Liquidity Subfacility Termination Date.

            1.13 Section 8.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  8.1 INDEBTEDNESS.

                  Create, incur, assume or suffer to exist, or permit any
            Subsidiary to create, incur, assume or suffer to exist, any liability for Indebtedness, except:

                        (i)   Indebtedness under the Loan Documents; and

                        (ii) Credit Facility Indebtedness (including any Credit
            Facility Indebtedness incurred under commitments available on the Amendment No. 3 Effective Date provided that the proceeds of such Credit Facility Indebtedness are not applied to repay the principal amount of any other Indebtedness), any Indebtedness of the Company or any Subsidiary outstanding as of the Amendment No. 3 Effective Date, any Indebtedness representing capitalized interest on any Credit Facility Indebtedness and any extensions, renewals and replacements of any such Indebtedness or Credit Facility Indebtedness that do not increase the outstanding principal amount thereof (other than as a result of the capitalization of interest).

            1.14 Section 8.2 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  8.2   LIENS.

                        Create, incur, assume or suffer to exist any Lien on any
            of its or its Subsidiaries' Property or assets, whether now owned or hereafter acquired, securing any Indebtedness or obligation, or permit any Subsidiary to do so, except (i) Permitted Liens (other than of the type described in subparagraph (ix) of the definition of "Permitted Liens"), (ii) Liens granted pursuant to the Security Documents, (iii) Liens existing on the Amendment No. 3 Effective Date that were permitted under this Agreement or under any other Covenant Credit Facilities and (iv) equal and ratable Liens permitted by paragraph 8.15.

            1.15 Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the semi-colon and the word "and" at the end of clause (iii) thereof and substituting therefor a period and (ii) deleting clause (iv) thereof in its entirety.

            1.16 Section 8.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  8.6   SALE OF PROPERTY.

                        Sell, assign, exchange, lease, transfer or otherwise
            dispose of any Property, whether now owned or hereafter acquired, to any Person, or permit any Subsidiary so to do, except:

                        (i) the use of cash by the Company or such Subsidiary in
            the ordinary course of business and transfers of cash under the Company's cash management system in the ordinary course of business;

                        (ii)  dispositions   by  one   Subsidiary   to  the
            Company or a wholly-owned subsidiary of the Company;

                        (iii) (a) sales of inventory in the ordinary course of
            business, (b) sales, assignments, transfers or other dispositions in the ordinary course of business consistent with past practice of any Property that, in the reasonable opinion of the Company or such Subsidiary, as the case may be, is obsolete and (c) sales, assignments, transfers or other dispositions of any Property that, in the reasonable opinion of the Company or such Subsidiary, as the case may be, is no longer useful in the conduct of its business as currently conducted having a fair market value in the good faith determination of the Company of not more than $5,000,000 in the aggregate, provided that all Net Cash Proceeds from such sales, assignments, transfers or dispositions are deposited in the Disbursement Account or the Reserve Account, as the case may be, in accordance with paragraph 8.6(iv); and

                        (iv) sales, assignments, transfers or other dispositions
            of the Property described on Schedules B-1, B-2 and B-3 to Amendment No. 3 (together with the sales, assignments, transfers and dispositions described in paragraph 8.6(iii)(c), each a "PERMITTED DISPOSITION" and collectively, the "PERMITTED DISPOSITIONS") for cash and non-cash consideration (including assumption of Indebtedness) payable or received on the date of such Permitted Disposition provided that:

                              (a) the Net Cash Proceeds of each such Permitted
            Disposition with respect to the Property described on Schedule B-1 to Amendment No. 3 shall be in an amount of not less than 90% of the amount set forth on Schedule B-1 to Amendment No. 3 opposite the description of such Property,

                              (b) the Net Cash Proceeds of each such Permitted
            Disposition with respect to the Property described on Schedule B-2 to Amendment No. 3 shall be in an amount of not less than 75% of the amount set forth on Schedule B-2 to Amendment No. 3 opposite the description of such Property,


                              (c) all Net Cash Proceeds of each Permitted
            Disposition (other than Net Cash Proceeds applied in repayment of the Liquidity Loans and the permanent reduction of the Liquidity Subfacility Amount pursuant to paragraph 2.6) in an aggregate amount for all Permitted Dispositions of up to the sum of (x) $100,000,000 and (y) the Restructuring Costs shall be deposited directly on the date of receipt by the Company or such Subsidiary in the Disbursement Account, which Net Cash Proceeds shall be held and disbursed in accordance with paragraph 2.25 of this Agreement,

                              (d) the Net Cash Proceeds of any Permitted
            Disposition (other than Net Cash Proceeds applied in repayment of the Liquidity Loans and the permanent reduction of the Liquidity Subfacility Amount pursuant to paragraph 2.6) in excess of the sum of (x) $100,000,000 for all asset sales in the aggregate and (y) the Restructuring Costs shall be deposited directly on the date of receipt by the Company or such Subsidiary in the Reserve Account, which Net Cash Proceeds shall be held and disbursed in accordance with paragraph 2.25 of this Agreement,

                              (e) no Default or Event of Default shall have
            occurred and be continuing on the date of and after giving effect to such Permitted Disposition,

                              (f) promptly after execution of such agreement or
            contract but in any event not less than 10 Business Days prior to such sale, the Company shall have furnished the Agent a copy of the agreement or contract for the sale of the applicable Property and a statement setting forth, on a PRO FORMA basis, the total consideration to be paid to the Company (or other seller) under the agreement or contract for the sale for such Property and the estimated amount, if any, of the Disposition Closing Costs and Disposition Related Debt to be assumed or to be paid from the consideration for the sale and the Net Cash Proceeds to be realized (by the Company or other seller) from the sale after the deduction or payment of the Disposition Closing Costs and Disposition Related Debt (each a "PRO-FORMA SALE STATEMENT"), and within 5 Business Days after the consummation of such sale, the Company shall deliver to the Agent a closing statement or such other statement indicating any material variance between the Pro Forma Sale Statement and the actual amount received and paid in connection with such sale, and

                              (g) notwithstanding the foregoing, all Net Cash
            Proceeds of the sale, assignment, transfer or other disposition of the Collateral shall first be applied as a mandatory prepayment of the Liquidity Loans and to permanently reduce the Liquidity Subfacility Amount in accordance with paragraph 2.6(b).

            1.17 Section 8.9 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  8.9   FIXED CHARGE COVERAGE RATIO.

                        Permit the Fixed Charge Coverage Ratio to be less than:

                        (i) 1.25 to 1.00 for the four fiscal quarters (taken as
            a whole) ending on December 31, 1999,

                        (ii) 1.10 to 1.00 for the four fiscal quarters (taken as
            a whole) ending on March 31, 2000,

                        (iii) 0.95 to 1.00 for the four fiscal quarters ending
            on June 30, 2000, and

                        (iv) 1.50 to 1.00 for any four fiscal quarters (taken as
            a whole) ending on the last day of each September, December, March and June thereafter.

            1.18 Section 8 of the Credit Agreement is hereby amended by adding new Sections 8.11, 8.12, 8.13, 8.14 and 8.15 at the end thereof to read in their entirety as follows:

                  8.11  INVESTMENTS, LOANS, ADVANCES AND GUARANTEES.

                        At any time, purchase or otherwise acquire (including
            pursuant to any merger with any Person), hold or invest in any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing and any derivative product) of, make or permit to exist any loans to or advances on behalf of, incur any Guarantees in respect of any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of which are sometimes referred to herein as "INVESTMENTS"), (or permit any Subsidiary to do any of the foregoing) except:

                        (i) Investments in cash and cash equivalents and in
            normal business banking accounts on deposit with or issued by, federally insured institutions;

                        (ii) Investments in Hedging Agreements entered into in
            connection with Credit Facility Indebtedness;

                        (iii) Investments  described in the Projections not
            otherwise prohibited by the terms hereof;

                        (iv)  Guarantees   of   Indebtedness   and   Credit
            Facility Indebtedness permitted by paragraph 8.1;

                        (v) Investments existing on the Amendment No. 3 Effective Date;

                        (vi) Advances to the Ottawa Senators Hockey Club
            Corporation under the commitment of the Company in effect on the Amendment No. 3 Effective Date (and as thereafter amended in accordance with the terms hereof);

                        (vii) with respect to existing (or permitted pursuant to
            paragraph 8.1) debt financing on projects of the Company's energy business, any Investments made from time to time of amounts deposited in debt service reserve funds and other funds and accounts created under the indenture pertaining to such debt financing, provided that such Investments are made in accordance with the terms of the related indenture, including, without limitation, provisions dealing with permitted investments; and

                        (viii) the Investments described in clauses (i) and (ii)
            of paragraph 8.12.

                  8.12  ACQUISITIONS.

                        At any time, make, or enter into an agreement to make
            (or permit any Subsidiary to make or enter into an agreement to make), any Acquisition or make any deposit in connection with any potential Acquisition except (i) for the Acquisition by the Company of an interest in Gulf Electric Public Company Limited (Thailand) for an aggregate purchase price not to exceed $28,000,000 and (ii) for activities in respect of the acquisition or development of new facilities, projects or investments for the Company's energy business, so long as (1) any activity engaged in by the Company or any Subsidiary or any agreement entered into by the Company or any Subsidiary with respect to such activities may be terminated or cancelled by the Company or such Subsidiary without liability to the Company or such Subsidiary other than the forfeiture of any deposit made by the Company or such Subsidiary, and (2) any deposits made by the Company or any of its Subsidiaries (irrespective of the form of the deposit, including without limitation, cash deposits or bonds) in respect of the activities or agreements described in Section 8.12 (ii) shall not exceed $2,500,000 in the aggregate.

                  8.13  PAYMENTS OF INDEBTEDNESS.

                        Except as specifically set forth in the Projections (in
            the categories and in the amounts set forth therein):

                        (i) pay or obligate itself to pay (or permit any
            Subsidiary to pay or obligate itself to pay), in whole or in part, the principal amount of any Indebtedness or Credit Facility Indebtedness; provided, however, so long as no Default or Event of Default then exists or results therefrom, the Company and any Subsidiary may pay or prepay:

                        (1) Indebtedness or Credit Facility Indebtedness
                  permitted to be paid pursuant to paragraph 8.15;

                        (2) reimbursement obligations for drawings under letters
                  of credit made to fund scheduled interest payments;

                        (3) reimbursement obligations for drawings under letters
                  of credit solely to the extent that the amount available for drawing under any such letter of credit after giving effect to such payment increases by an amount equal to such payment; and

                        (4) reimbursement obligations for drawings under letters
                  of credit made from the proceeds of the remarketing notes or other obligations, so long as such payments are made solely out of the proceeds of the remarketing of the notes or other obligations with respect to which such letters of credit were issued and the applicable letters of credit remain outstanding, or

                        (ii) incur or make (or permit any Subsidiary to incur or
            make) any payment in respect of lease buyout obligations.

                  8.14  CAPITAL EXPENDITURES.

                        Incur (or permit any Subsidiary to incur) Capital
            Expenditures; provided, however, so long as no Default or Event of Default then exists or results therefrom, (a) the Company and its Subsidiaries may make the Capital Expenditures in accordance with the categories and amounts set forth in the Projections, subject to
            (i) reallocation of amounts among categories as a result of cost and expense savings and (ii) prospective cost overruns with respect to the Jazzland project in an amount not to exceed $12,000,000 (based on a budgeted total cost for such project of $110,000,000) and (b) the operating Subsidiaries of the Company may make Capital Expenditures in the ordinary course of business consistent with past practice, provided that such Capital Expenditures do not require the contribution of funds from the Company or any Subsidiary of the Company in excess of the amounts permitted by clause (a) above.

                  8.15  MOST FAVORED NATION COVENANTS.

                        (a) Prepay, redeem, purchase, defease or otherwise
            satisfy or amend, modify or extend (or permit any Subsidiary to prepay, redeem, purchase, defease or otherwise satisfy or amend, modify or extend) any existing Indebtedness or Credit Facility Indebtedness, except:

                              (i)   Disposition Related Debt,

                              (ii) extensions, renewals and replacements of
                  Indebtedness or Credit Facility Indebtedness permitted by paragraph 8.l and, without duplication, payments permitted by paragraph 8.13(i),

                              (iii) extension of the maturity of the
                  indebtedness represented by the Amended and Restated Promissory Note, dated February 17, 2000, from Ogden Power Corporation to Pacific Enterprises Energy Management Services in the amount of $22,913,605.00 and related credit support,

                              (iv) Indebtedness of the Company and its
                  Subsidiaries in respect of the Subfacility under this Agreement and the other Loan Documents, or

                              (v) to the extent that, contemporaneously
                  therewith or prior thereto, the Commitments of the Lenders are reduced and the Loans are repaid in an equal and ratable manner;

                        (b) grant (or permit any Subsidiary to grant) any Lien
            in respect of any of its Property, Stock or assets to secure any existing Indebtedness, except:

                              (i) Liens permitted under Section 8.2 of this Agreement, or

                              (ii) to the extent that the Company's (or such
                  Subsidiary's) obligations under this Agreement and the other Loan Documents are contemporaneously therewith or prior thereto equally and ratably secured, or

                        (c) pay (or permit any Subsidiary to pay) any fee or
            other similar consideration to any holder of any Indebtedness to amend or waive any term or provision thereof at a rate or amount greater than that paid or payable to the Agent and the Lenders pursuant to paragraph 3.1(b) hereof and Section 3.1(g)(ii) of Amendment No. 3; provided, however, the Company may pay to creditors under Credit Facility Indebtedness a fee of up to one-quarter percent (1/4%) of the principal amount of any outstanding Credit Facility Indebtedness that matures prior to the Liquidity Subfacility Termination Date, or the amount available for drawing under any letter of credit outstanding under any Credit Facility Indebtedness that expires prior to the Liquidity Subfacility Termination Date, as consideration for the extension of such maturity date or expiry date to a date that is not earlier than the Liquidity Subfacility Termination Date, which fee shall be applied on account of any fee comparable to the fee described in paragraph 3.1(b) hereof payable to such creditors.

            1.19 Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the reference in Section 9.1(f) to "$25,000,000" and substituting therefor "$1,000,000", (ii) adding the phrase "or Credit Facility Indebtedness" after the term "Indebtedness" in Section 9.1(f), (iii) deleting the period at the end of Section 9.1(j) thereof and substituting a semi-colon therefor and
(iv) adding new Sections 9.1(k), 9.1(l), 9.1(m), 9.1(n) and 9.1(o) at the end thereof to read in their entirety as follows:

                  (k) except as specifically contemplated by paragraphs 2.25(e)
            and 2.27(d), any material Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary not to be, a valid and perfected Lien on, and security interest in, any Collateral, with the priority required by the applicable Security Document and such default, if not the result of any action or failure to act on the part of the Company or any Subsidiary, continues for a period of thirty (30) days or more; or any Subsidiary Guarantee or any provision thereof shall cease to be in full force or effect as to the relevant Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the relevant Subsidiary Guarantee, or any Subsidiary Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Subsidiary Guarantee; or

                  (l) any letter of credit, bond or other credit or liquidity support shall have been terminated after its then stated expiration or termination date or shall have not been renewed beyond its then stated expiration or termination date, unless not later than five
            (5) days prior to such expiration or termination date, such letter of credit, bond or other credit or liquidity support is replaced with another such instrument on terms and conditions permitted under this Agreement (including, without limitation, the fees payable in connection with the issuance thereof); or

                  (m) the occurrence of any Springing Credit Event and a demand, by any holder of a Springing Credit Obligation, for the issuance of a letter of credit, bond or other credit or liquidity support and such demand is not resolved on terms that do not violate the terms of this Agreement prior to the date on which the party making such demand is entitled to take remedial action under the applicable agreement (provided that a reduction in the annual fees payable to Ogden Martin Systems of Montgomery Inc. in an amount not to exceed $1,000,000 in connection with the service agreement between the Northeast Maryland Solid Waste Facility and Ogden Martin Systems of Montgomery Inc. shall not constitute an Event of Default); or

                  (n) The Company or any Subsidiary shall pay or prepay the
            principal amount of any Indebtedness or Credit Facility Indebtedness, or repurchase any Indebtedness, in cash or in property, or set aside in any manner any cash or property in respect of any Indebtedness or Credit Facility Indebtedness, except as specifically permitted in paragraph 8.13 or 8.15; or

                  (o) The proceeds of any advances to the Ottawa Senators Hockey
            Club Corporation under the commitment of the Company to make advances to the Ottawa Senators Hockey Club Corporation in effect on the Amendment No. 3 Effective Date (and thereafter amended in accordance with the terms hereof) are used to repay the principal amount of any Indebtedness or Credit Facility Indebtedness except as provided under such commitment as in effect on the Amendment No. 3 Effective Date (and thereafter amended in accordance with the terms hereof).

            1.20 Section 11.7(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

                  (b) Each Lender may, at any time and from time to time, sell, assign, transfer or negotiate, on a pro rata basis, a constant (and not varying) percentage of all of such Lender's rights and obligations with respect to its Commitment and its related Loans, obligations with respect to Letters of Credit and Notes, or if its Commitment shall have been terminated, its Loans, its obligations with respect to Letters of Credit and its Notes (provided that no Lender may sell, assign, transfer or negotiate any of its rights and obligations with respect to any Loan without selling, assigning, transferring or negotiating to the purchaser, assignee or transferee thereof a pro rata share in all such Lender's Loans, including Liquidity Loans) (x) to one or more other Lenders (or to Affiliates of such Lender or such other Lenders) upon prior written notice to the Company, the L/C issuing Bank and the Agent or (y) to any other Eligible Assignee upon the prior written consent of the Agent, the L/C Issuing Bank and, so long as no Event of Default then exists, the Company (which consents shall not be unreasonably withheld or delayed), provided that if such purchaser, assignee or transferee is not another Lender or an Affiliate of a Lender, (i) such selling, assigning or transferring Lender shall continue to hold at all times at least $2,500,000 of its original Commitment, or (ii) each such sale, assignment, transfer or negotiation shall be in an amount not less than the lesser of (A) $2,500,000 and (B) all of such Lender's Commitment and (iii) such selling, assigning or transferring Lender shall have paid to the Agent an assignment fee (the "ASSIGNMENT FEE") of $3,500 payable to the Agent.

      2.    AMENDMENTS TO CREDIT AGREEMENT -- LIQUIDITY SUBFACILITY.

            2.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

            "AVIATION BUSINESS": the discontinued aviation business of the Company.

            "COLLATERAL": any and all "Collateral" as defined in any Security Document.

            "COLLATERAL CERTIFICATE": as defined in paragraph 2.27(b).

            "CZECH CREDIT AGREEMENT": the Credit Agreement between Czech-Ogden Airhandling, spol. s.r.o. and Ogden International Europe, Inc. in the principal amount of $17,451,804.

            "CZECH LOAN ASSIGNMENT": the assignment by Ogden International Europe, Inc. of the Czech Loan (as defined in the Czech Credit Agreement) to the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent, as amended, modified, supplemented, restated or replaced from time to time.

            "CZECH MORTGAGE": the first perfected Lien (or local law equivalent) given by Czech-Ogden Airhandling, spol. s.r.o. to the Agent for the ratable benefit of the Lenders, encumbering the cargo terminal owned by Czech-Ogden Airhandling, spol. s.r.o. at Praha-Ruzyne Airport in the Czech Republic.

            "DOMESTIC COLLATERAL": any and all "Collateral" as defined in any Domestic Security Document.

            "DOMESTIC SECURITY DOCUMENTS": collectively, the Security Agreement, the Mortgage, the Domestic Subsidiary Guarantee and all other instruments and documents delivered pursuant to paragraph 2.27 (other than Non-Domestic Security Instruments) to secure any of the obligations of the Company or any Domestic Subsidiary Guarantor under the Liquidity Subfacility.

            "DOMESTIC SUBSIDIARY": each Subsidiary that is organized under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof.

            "DOMESTIC SUBSIDIARY GUARANTEE": the Subsidiary Guarantee by and among the Domestic Subsidiary Guarantors, the Company and the Agent, in form and substance satisfactory to the Agent, as amended, modified, supplemented, restated or replaced from time to time.

            "DOMESTIC SUBSIDIARY GUARANTOR": Ogden Services Corporation, Ogden Aviation, each Domestic Subsidiary of Ogden Aviation and any other party to the Domestic Subsidiary Guarantee other than Ogden Allied Maintenance Securities Inc. and the Fuel Facilities Group.

            "FUEL FACILITIES GROUP": the companies listed on part (a) of Schedule F to Amendment No. 3.

            "GUARANTEE SUPPLEMENT": a Guarantee Supplement in the form annexed to the Subsidiary Guarantee.

            "LIQUIDITY AVAILABILITY PERIOD": the period from the Liquidity Subfacility Effective Date to, but excluding, the Liquidity Subfacility Termination Date.

            "LIQUIDITY BORROWING": a borrowing of principal amounts pursuant to paragraph 2.26 consisting of Liquidity Loans of the same Type made by each Lender.

            "LIQUIDITY BORROWING REQUEST": a borrowing request in form and substance satisfactory to the Agent.

            "LIQUIDITY LOANS": Loans made as Base Rate Loans or Eurodollar Loans pursuant to paragraph 2.26.

            "LIQUIDITY SUBFACILITY": the secured subfacility provided for under paragraph 2.26.

            "LIQUIDITY SUBFACILITY AMOUNT": $50,000,000, as such amount may be reduced from time to time pursuant to paragraph 2.6(b).

            "LIQUIDITY SUBFACILITY EFFECTIVE DATE": the date on which the conditions set forth in Section 4.1 of Amendment No. 3 are satisfied.

            "LIQUIDITY SUBFACILITY TERMINATION DATE": July 31, 2000.

            "MORTGAGE": the first perfected mortgage given by Ogden Projects, Inc., to the Agent, for the ratable benefit of the Lenders, encumbering the office building located in Fairfield, New Jersey.

            "NON-DOMESTIC COLLATERAL": any and all "Collateral" (or any similar term describing the assets on which the Agent has been granted a Lien) as defined in any Non-Domestic Security Instrument.

            "NON-DOMESTIC SECURITY INSTRUMENTS": collectively, the Czech Credit Agreement Assignment, the Czech Mortgage and each instrument, document or agreement delivered pursuant to paragraph 2.27 granting or purporting to grant in favor of the Agent for the benefit of the Lenders a Lien on, or assigning or purporting to assign to the Agent for the benefit of the Lenders, any other Property or assets of, or any Stock of, any Non-Domestic Subsidiary to secure the obligations of the Company or any Subsidiary Guarantor under this Agreement or any of the Loan Documents, in each case as amended, modified, supplemented, restated or replaced from time to time.

            "NON-DOMESTIC SUBSIDIARY": each Subsidiary of Ogden Services Corporation that is not a Domestic Subsidiary and is engaged in the Aviation Business.

            "NON-DOMESTIC SUBSIDIARY GUARANTEE": collectively, each Guarantee by any Non-Domestic Subsidiary Guarantor in favor of the Agent, in form and substance satisfactory to the Agent, as amended, modified, supplemented, restated or replaced from time to time.

            "NON-DOMESTIC SUBSIDIARY GUARANTOR": each Non-Domestic Subsidiary of Ogden Aviation and any other party to any Non-Domestic Subsidiary Guarantee.

            "OGDEN AVIATION": Ogden Aviation, Inc. a wholly owned Subsidiary of Ogden Services Corporation.

            "ORIGINAL NOTE" and "ORIGINAL NOTES": as defined in paragraph 2.4(a).

            "1992 SENIOR NOTE INDENTURE": the Indenture dated March 1, 1992 between the Company and The Bank of New York, as trustee, providing for the issuance of the Company's 9-1/4% debentures due March 1, 2022, as amended, modified or supplemented from time to time.

            "PERFECTION CERTIFICATE": a certificate in the form of Annex A to the Security Agreement or any other form approved by the Agent.

            "SECURED LIQUIDITY NOTE" and "SECURED LIQUIDITY NOTES": as defined in paragraph 2.4(b).

            "SECURED PARTIES": as defined in the Security Agreement.

            "SECURITY AGREEMENT": a Security Agreement and Assignment, by and among the Loan Parties party thereto and the Agent, in form and substance satisfactory to the Agent, as amended, modified, supplemented, restated or replaced from time to time.

            "SECURITY DOCUMENTS": collectively, upon the execution and delivery thereof, the Domestic Security Documents, the Non-Domestic Subsidiary Guarantees, the Non-Domestic Security Instruments and all other instruments and documents delivered pursuant to paragraph 2.27 to secure any of the obligations of the Company and each Subsidiary Guarantor under this Agreement or any of the Loan Documents.

            "SUBSIDIARY GUARANTEE": collectively, the Domestic Subsidiary Guarantee and the Non-Domestic Subsidiary Guarantees.

            "SUBSIDIARY GUARANTOR": the Domestic Subsidiary Guarantors and the Non-Domestic Subsidiary Guarantors.

            2.2 The definition of "Affected Principal Amount" set forth in
Section 1.1 of the Credit Agreement is hereby amended by adding the phrase "or paragraph 2.26(a)" after the phrase "paragraph 2.2" in clause (i) thereof.

            2.3 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Base Rate Loans" in its entirety and substituting the following therefor:

                  "BASE RATE LOANS": R/C Loans or Liquidity Loans (or any
            portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Base Rate.

            2.4 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Borrowing Date" in its entirety and substituting the following therefor:

                  "BORROWING DATE": any date specified in a Borrowing Request delivered pursuant to paragraphs 2.2, 2.3, 2.20 or 2.26 as a date on which the Company requests the Lenders to make Loans comprising an R/C Borrowing, a Liquidity Borrowing or a Competitive Bid Borrowing or the L/C Issuing Bank to issue a Letter of Credit.

            2.5 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Borrowing Request" in its entirety and substituting the following therefor:

                  "BORROWING   REQUEST":   an  R/C  Borrowing   Request,  a
            Liquidity Borrowing Request, Competitive Bid Borrowing Request or L/C Issuance Request, as the case may be.

            2.6 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Conversion Date" in its entirety and substituting the following therefor:

                  "CONVERSION DATE": with respect to R/C Loans or Liquidity
            Loans, the date on which a Eurodollar or CD Loan is converted to a Base Rate Loan, or the date on which a Base Rate Loan is converted to a Eurodollar or CD Loan, or the date on which a Eurodollar Loan is converted to a CD Loan or a new Eurodollar Loan or the date on which a CD Loan is converted to a Eurodollar Loan or a new CD Loan, all in accordance with paragraph 2.7. Notwithstanding the foregoing, at all times after the Amendment No. 3 Effective Date, no Base Rate Loan or Eurodollar Loan may be converted to a CD Loan, and no CD Loan may be converted to a new CD Loan.

            2.7 The definition of "Interest Period" set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase "or Liquidity Borrowing" after the phrase "R/C Borrowing" in the introductory clause of paragraph (a) thereof.

            2.8 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loan" in its entirety and substituting the following therefor:

                  "LOAN":  an R/C Loan, a Liquidity  Loan or a  Competitive
            Bid Loan, as the case may be.

            2.9 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loans" in its entirety and substituting the following therefor:

                  "LOANS":  R/C Loans,  Liquidity  Loans or Competitive Bid
            Loans, collectively.

            2.10 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loan Documents" in its entirety and substituting the following therefor:

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the
            Notes, the Security Documents, the Letters of Credit, the Applications for Letters of Credit and all other agreements, instruments and documents executed or delivered in connection herewith.

            2.11 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loan Parties" in its entirety and substituting the following therefor:

                  "LOAN PARTIES" means, collectively,  the Company and each
            Subsidiary Guarantor.

            2.12 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Note" and "Notes" in their entirety and substituting the following therefor:

                  "NOTE" and "NOTES": as defined in paragraph 2.4(b).

            2.13 The definition of "Remaining Interest Period" set forth in
Section 1.1 of the Credit Agreement is hereby amended by adding the phrase "or paragraph 2.26" after the phrase "paragraph 2.2" in clause (i) thereof.

            2.14 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Required Lenders" in its entirety and substituting the following therefor:

                  "REQUIRED LENDERS": at any time when no Loans are outstanding
            (whether or not Letters of Credit are then outstanding) or there are R/C Loans, Liquidity Loans and Competitive Bid Loans outstanding, Lenders having Commitments equal to more than 66 2/3% of the Aggregate Commitments. At any time when only R/C Loans are outstanding (whether or not Letters of Credit are then outstanding), Lenders holding Original Notes having an unpaid principal balance equal to more than 66 2/3% of the aggregate Loans outstanding. At any time when only Liquidity Loans are outstanding (whether or not Letters of Credit are then outstanding), Lenders holding Secured Liquidity Notes having an unpaid principal balance equal to more than 66 2/3% of the aggregate Loans outstanding. At any time when only Competitive Bid Loans are outstanding (whether or not Letters of Credit are then outstanding), Lenders having Commitments equal to more than 66 2/3% of the Aggregate Commitments (whether used or unused), except that for purposes of paragraph 9.2(a)(i) and paragraphs 9.2(a)(ii)(B), the term "Required Lenders" shall mean Lenders holding more than 66 2/3% of the outstanding Competitive Bid Loans if no Letters of Credit are then outstanding, but if Letters of Credit are also then outstanding, such term shall mean Lenders holding more than 66 2/3% of the outstanding Competitive Bid Loans and Lenders having more than 66 2/3% of the Letter of Credit Exposure.

            2.15 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Type" in its entirety and substituting the following therefor:

                  "TYPE": R/C Loans made hereunder as Base Rate Loans,
            Eurodollar Loans or CD Loans, as the case may be and Liquidity Loans made hereunder as Base Rate Loans or Eurodollar Loans, as the case may be.

            2.16 Section 2.4 of the Credit Agreement is hereby amended by (i) renumbering the existing paragraph as Section 2.4(a), (ii) deleting each reference therein to "Note" or "Notes" and substituting therefor "Original Note" or "Original Notes", as the case may be, and (iii) adding a new Section 2.4(b) at the end thereof to read in its entirety as follows:

                  (b) The Liquidity Loans made by each Lender shall be evidenced by a promissory note of the Company, in form and substance satisfactory to the Agent (each, as endorsed or modified from time to time, including all replacements thereof and substitutions therefor, a "SECURED LIQUIDITY NOTE" and, collectively with the Secured Liquidity Notes of all other Lenders, the "SECURED LIQUIDITY NOTES"; and together with the Original Note of such Lender, a "NOTE" and, collectively with the Notes of all other Lenders, the "NOTES"), payable to the order of such Lender and representing the obligation of the Company to pay the lesser of (a) the amount of the Liquidity Subfacility Amount or (b) such lesser amount as shall equal the aggregate unpaid principal balance of all Liquidity Loans made by such Lender, in each case with interest thereon as prescribed in paragraph 2.8. Each Lender is hereby authorized to record (i) the date and amount of each Liquidity Loan made by such Lender, (ii) its character as a Base Rate Loan, a Eurodollar Loan, or a combination thereof, (iii) the Interest Period and interest rate applicable to Eurodollar Loans, and (iv) the date and amount of each conversion of, and each payment or prepayment of principal of, any Liquidity Loans, on the schedule (and any continuations thereof) annexed to and constituting a part of its Secured Liquidity Note. No failure to so record or any error in so recording shall affect the obligation of the Company to repay the Liquidity Loans, with interest thereon, as herein provided. Each Secured Liquidity Note shall (1) be dated the first Liquidity Borrowing Date, (2) be stated to mature on the Liquidity Subfacility Termination Date, and (3) bear interest for the period from and including the date thereof on the unpaid principal balance thereof from time to time outstanding at the applicable interest rate or rates per annum determined as provided in paragraph 2.8. Interest on each Secured Liquidity Note shall be payable as specified in paragraph 2.8.

            2.17 Section 2.5(a) of the Credit Agreement is hereby amended by adding the phrase ", Liquidity Loans" immediately after the phrase "R/C Loans" in the first sentence thereof.

            2.18 Section 2.6(a) of the Credit Agreement is hereby amended by (i) adding the phrase "or Liquidity Loans" immediately after the term "R/C Loans" in the first sentence thereof, (ii) adding the phrase "or Liquidity Loans, as the case may be" after the term "R/C Loans" in the fifth sentence thereof and (iii) adding a new sentence at the end thereof to read in its entirety as follows:

            Upon each prepayment of the Liquidity Loans under this paragraph 2.6(a), the Liquidity Subfacility Amount shall be permanently reduced by the principal amount of such prepayment.

            2.19 Section 2.6(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  (b)   MANDATORY PREPAYMENTS.

                        (i) The Company shall prepay the R/C Loans and the
            Competitive Bid Loans in the amounts, if any, and on the dates set forth in paragraph 2.18(a) or paragraph 2.18(b).

                        (ii) In addition to any other mandatory repayments or
            commitment reductions pursuant to this paragraph 2.6(b), on each date after the Amendment No. 3 Effective Date upon which the Company or any of its Subsidiaries shall receive any proceeds from any sale, assignment, transfer or other disposition of any Property constituting all or any part of the Collateral, the Liquidity Subfacility Amount shall be permanently reduced and the Company shall prepay the aggregate unpaid Liquidity Loans in an amount equal to 100% of the Net Cash Proceeds with respect to such sale, assignment, transfer or other disposition.

            2.20 Section 2.8 of the Credit Agreement is hereby amended by (i) deleting the third parenthetical phrase in the first sentence of Section 2.8(b) in its entirety and substituting "(as determined under paragraph 2.3 or as set forth in paragraph 2.8(a) or 2.8(d))" therefor and (ii) adding a new Section 2.8(d) at the end thereof to read in its entirety as follows:

                  (d) LIQUIDITY LOANS PRIOR TO MATURITY. Prior to maturity, the outstanding principal balance of the Liquidity Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

            LOAN TYPE                           RATE

            Each Base Rate Loan                 Base Rate plus 1.00%

            Each Eurodollar Loan                Eurodollar Rate for the
                                                applicable Interest Period
                                                plus 3.00%

            2.21 Section 2 of the Credit Agreement is hereby amended by adding new Sections 2.26 and 2.27 to read in their entirety as follows:

                  2.26  LIQUIDITY LOANS.

                        (a) Subject to the terms and conditions of this
            Agreement, each Lender severally agrees to make Liquidity Loans to the Company from time to time during the Liquidity Availability Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment Percentage of the Liquidity Subfacility Amount, provided that (i) the aggregate unpaid principal balance of all Liquidity Loans at any one time outstanding shall not exceed the Liquidity Subfacility Amount and (ii) the aggregate unpaid principal balance of all Liquidity Loans, R/C Loans and Competitive Bid Loans at any one time outstanding, plus the Letter of Credit Exposure at such time, shall not exceed the Aggregate Commitments. During such period, the Company may borrow, prepay in whole or in part and reborrow Liquidity Loans, all in accordance with the terms and conditions hereof. Subject to the provisions of paragraphs 2.3 and 2.7, Liquidity Loans may be (a) Base Rate Loans or (b) Eurodollar Loans, or any combination thereof. Notwithstanding the foregoing, in the event that the Agent shall not have obtained a perfected first priority Lien (or the equivalent thereof under the relevant local law) on the Non-Domestic Collateral on or before the Liquidity Subfacility Effective Date except for the Collateral described in the proviso to paragraph 2.27(a), the aggregate unpaid principal balance of all Liquidity Loans outstanding at any one time shall not exceed the lesser of $30,000,000 and the Liquidity Subfacility Amount at such time until the Agent shall have obtained a perfected first priority Lien (or the equivalent thereof under the relevant local law) on the Non-Domestic Collateral. Upon the Agent obtaining a perfected first priority Lien (or the equivalent thereof under the relevant local law) on the Non-Domestic Collateral pursuant to (and subject to the limitations set forth in) paragraph 2.27, the aggregate unpaid principal balance of all Liquidity Loans outstanding at any one time shall not exceed the Liquidity Subfacility Amount, subject to the provisions of the first sentence of this paragraph 2.26(a).

                        (b) The Company may borrow Liquidity Loans on any
            Business Day occurring on or after the Liquidity Subfacility Effective Date and ending on the Liquidity Subfacility Termination Date, by giving the Agent an irrevocable telephonic (to be promptly confirmed in writing) or fax or other written notice of borrowing (each a "LIQUIDITY BORROWING REQUEST") no later than 11:00 A.M., New York City time, three Business Days prior to each requested Borrowing Date, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, two Business days prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying
            (i) the aggregate amount of Liquidity Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, or a combination thereof. Each borrowing of Eurodollar Loans comprising all or a portion of a Liquidity Borrowing shall be in an aggregate principal amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000. Each borrowing of Base Rate Loans comprising all or a portion of a Liquidity Borrowing shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple thereof or, if less, the unused amount of the Liquidity Subfacility Amount. Upon receipt of each notice of borrowing from the Company, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each Liquidity Borrowing available to the Agent for the account of the Company at the office of the Agent set forth in paragraph 11.2 not later than 12:00 Noon, New York City time, on the Liquidity Borrowing Date requested by the Company, in funds immediately available to the Agent at such office.

            The amounts so made available to the Agent on a Liquidity Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Agent, be made available on such date to the Company by the Agent at the office of the Agent specified in paragraph 11.2 by crediting the account of the Company on the books of such office with the aggregate of said amounts in like funds as received by the Agent.

                        (c) Unless the Agent shall have received prior notice
            from a Lender (by telephone or otherwise, such notice to be confirmed by fax or other writing) that such Lender will not make available to the Agent such Lenders' pro rata share of the Liquidity Loans requested by the Company, the Agent may assume that such Lender has made such share available to the Agent on such Liquidity Borrowing Date in accordance with this paragraph, provided that such Lender received notice of the proposed Liquidity Borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Company on such Liquidity Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such pro rata share available to the Agent, such Lender and the Company severally agree to pay without duplication to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Company, the applicable interest rate set forth in paragraph 2.8, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent). Such payment by the Company, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Liquidity Loan as part of such Liquidity Loans for purposes of this Agreement, which Liquidity Loan shall be deemed to have been made by such Lender on the Liquidity Borrowing Date applicable to such Liquidity Loans.

                  2.27. SECURITY

                        (a) In order to secure the due payment and performance
            by the Company of its obligations in respect of the Liquidity Loans and of the Subsidiary Guarantors of their obligations in respect of the Subsidiary Guarantees (the "SUBFACILITY OBLIGATIONS"), the Company shall, and cause the Subsidiary Guarantors to, grant to the Agent for the ratable benefit of the Lenders a Lien on the Collateral in accordance with the Security Documents; provided, however, that nothing in this Agreement or any of the other Loan Documents shall require the Company or any Subsidiary Guarantor to grant to the Agent a Lien on any Non-Domestic Collateral (other than pursuant to the Czech Loan Assignment and the Czech Mortgage) to the extent (and only to the extent) that the granting of such Lien (i) would violate the terms of any material written agreement to which the Company or any Subsidiary Guarantor is a party or by which the Company, any Subsidiary Guarantor or such Non-Domestic Collateral is bound as of the Liquidity Subfacility Effective Date, (ii) contravene any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any Governmental Body or (iii) result in material adverse tax consequences to the Company.

                        (b) In the event that the Company or any Subsidiary
            Guarantor is unable as a result of the circumstances described in clauses (i), (ii) or (iii) of paragraph 2.27(a) to grant to the Agent a Lien on any of the Non-Domestic Collateral, the Company shall deliver to the Agent a certificate (the "COLLATERAL CERTIFICATE") in form and substance satisfactory to the Agent identifying the Collateral on which the Agent will not obtain a Lien and setting forth in reasonable detail the reasons that the Company or such Subsidiary Guarantor is unable to grant such Lien, together with such supporting documentation (including, without limitation, copies of agreements translated into English and calculations of estimated tax consequences) as the Agent may reasonably request.

                        (c) Upon receipt by the Agent with respect to each
            Non-Domestic Subsidiary of (i) a Lien on the Non-Domestic Collateral in accordance with this Agreement and the Security Documents or (ii) one or more Collateral Certificates with respect to the Non-Domestic Collateral on which the Agent is not entitled to obtain a Lien pursuant to the proviso to paragraph 2.27(a), the Agent shall promptly notify each Lender in writing of the receipt by the Agent of such Liens and certificates and the date, which shall be a date not earlier than 3 Business Days after the date of such notice, on which the limitation on the outstanding principal amount of Liquidity Loans set forth in the penultimate sentence of paragraph 2.26(a) shall terminate which shall be not later than 5 Business Days after the Agent shall have received such Liens and Certificates.

                        (d) Provided no Default or Event of Default has occurred
            and is continuing, the Agent and the Lenders promptly will:

                              (i) release their security interest in the
            Collateral (including the Disbursement Account but not the Reserve Account) upon the written request of the Company after Ogden Services Corporation shall have deposited Net Cash Proceeds received by Ogden Services Corporation from the sale of the "food and beverage" business of not less than $51,000,000 in the Reserve Account as substitute collateral for the Collateral; and

                              (ii) release their security interest in the
            Collateral (including the Disbursement Account and the Reserve Account) upon (A) the repayment in full of the Liquidity Loans and all accrued interest thereon and the termination of the Liquidity Subfacility, (B) the cancellation of the Liquidity Subfacility by the Company at any time that no Liquidity Loans are outstanding or
            (C) receipt by the Agent of Net Cash Proceeds from the sale of the Aviation Business and the simultaneous repayment in full of the Liquidity Loans and all accrued interest thereon and termination of the Liquidity Subfacility, which release shall be simultaneously with such sale and the receipt of such Net Cash Proceeds and repayment. The Agent and the Lenders shall execute and deliver to the Company such instruments and documents as the Company may reasonably request to evidence such release, at the sole cost and expense of the Company.

            2.22 Section 3.1(a) of the Credit Agreement is hereby amended by adding the phrase "and all Liquidity Loans" after the phrase "all R/C Loans" in subclause (i) of clause (b) of the first sentence thereof.

            2.23 Section 3.2 of the Credit Agreement is hereby amended by deleting the first two sentences thereof in their entirety and substituting the following therefor:

                  With respect to the R/C Loans and Liquidity Loans, each
            borrowing by the Company from the Lenders, any conversion of R/C Loans or Liquidity Loans from one Type to another, and any reduction of the Commitments (other than a reduction arising under paragraph 2.18), shall be made pro rata according to the Commitment Percentage of each Lender. All payments (including prepayments) made by the Company to the Agent on account of principal of or interest on the R/C Loans and the Liquidity Loans, all payments in respect of unreimbursed obligations for the Letters of Credit, and any reduction of the participation in the face amount of a Letter of Credit, shall be made pro rata according to the outstanding principal amount of each Lender's R/C Loans or Liquidity Loans, as the case may be, and all payments (including prepayments) made by the Company on account of principal of or interest on the Competitive Bid Loans comprising the same Competitive Bid Borrowing shall be made as specified in paragraphs 2.3(c) and 2.3(d).

            2.24 Section 6.3 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  6.3   BORROWING REQUEST.

                        With respect to any request for Loans or the issuance of
            a Letter of Credit, the Agent shall have received an R/C Borrowing Request, a Liquidity Borrowing Request, a Competitive Bid Borrowing Request or L/C Issuance Request, as the case may be, duly executed by an Authorized Signatory of the Company, accompanied by, with respect to each request for a Letter of Credit, an Application for Letter of Credit.

            2.25 Section 7.1 of the Credit Agreement is hereby amended by adding the following new Section 7.1(d) at the end thereof to read in its entirety as follows:

                  (d) concurrently with any delivery of financial statements under subsection (a) above commencing with fiscal year 2000, a certificate executed by the Chief Financial Officer and the general counsel of the Company (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this subsection (d), (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and re-registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above in accordance with the Security Documents and
            (iii) identifying in the format of Schedule 8 to the Perfection Certificate Equity Interests (as defined in the Security Agreement), of the Company and each Subsidiary Guarantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Agent.

            2.26 Section 7 of the Credit Agreement is hereby amended by adding a new Section 7.12 to read in its entirety as follows:

                  7.12  ADDITIONAL SUBSIDIARIES.

                  In the event that on or after the Amendment No. 3 Effective
            Date, any Person shall become a Subsidiary of

            Ogden Aviation or of any of its Subsidiaries (other than solely as a result of the corporate reorganization of the Company's aviation business and such Person is a party to, and such Person's assets and Capital Stock are subject to, the Security Documents), the Company shall (i) notify the Agent in writing thereof within three Business Days thereof, (ii) cause such Person to execute and deliver to the Agent a Guarantee Supplement and to become a party to each applicable Security Document in the manner provided therein within five Business Days thereafter and to promptly take such actions to create and perfect Liens on such Person's assets to secure such Person's obligations under the Loan Documents as the Agent or the Required Lenders shall reasonably request in accordance with the Security Documents, (iii) cause any shares of Stock of such new Subsidiary owned by or on behalf of any Loan Party to be pledged pursuant to the Security Agreement within five Business Days thereafter, (iv) cause each such new Subsidiary to deliver to the Agent any shares of Stock of any Subsidiary that are owned by or on behalf of such new Subsidiary within five Business Days after such Subsidiary is formed or acquired in accordance with the Security Documents, and (v) deliver to the Agent a Perfection Certificate with respect to such Subsidiary, such additional Financing Statements, Grants of Security Interest and Powers of Attorney (as each such term is defined in the Security Agreement) certificates, instruments and opinions as the Agent may request.

            2.27 Section 11.1 of the Credit Agreement is hereby amended by (i) adding new clauses (x) and (xi) at the end of the first proviso thereof to read in their entirety as follows:

            or (x) release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee (except as expressly provided therein, under paragraphs 2.25(e) and 2.27(d) or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by paragraph 8.6), or (xi) release all or substantially all of the Collateral from the Liens of the Security Documents (except as may be expressly permitted thereunder, under paragraphs 2.25(e) or 2.27(d) or in connection with a transaction permitted by paragraph 8.6)

and (ii) by adding a new sentence at the end thereof to read in its entirety as follows:

            Notwithstanding the foregoing, the Agent, the Lenders and the Company acknowledge and agree that paragraph 2.25 (Disbursement Account, Reserve Account and Collateral for Subfacility) may not be amended to (x) limit the set off rights of the Agent in respect of the Disbursement Account and the Reserve Account as set forth in paragraph 2.25, (y) change the provisions relating to the application of any amounts set off by the Agent in respect of the Disbursement Account or the Reserve Account in excess of the amounts necessary to satisfy the Subfacility Obligations or (z) change the provisions relating to the disbursement of funds from the Disbursement Account and the Reserve Account, without the consent of the Agent, the Required Lenders and the requisite creditors under the Credit Facility Indebtedness.

      3.    CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

            3.1 The effectiveness of the amendments set forth in Sections 1 and 2 of this Amendment No. 3 is subject to the prior or simultaneous fulfillment of the following conditions on or before 4:00 P.M. New York City time on April 27, 2000:

                (a) The Agent shall have received this Amendment No. 3 executed by (i) a duly authorized officer or officers of the Company and (ii) the Required Lenders;

                (b) The Agent shall have received such other documents as it shall have reasonably requested consistent with the terms hereof;

                (c) Holders of Indebtedness under any Covenant Credit Facility shall have executed, to the extent required by each such Covenant Credit Facility, waivers or amendments to such credit facilities satisfactory to the Agent and the Required Lenders (i) containing amendments to the covenants and related definitions in such credit facilities identical to those set forth in
Section 1 of this Amendment No. 3 and (ii) containing agreements by such holders to (A) waive compliance by the Company or any of its Subsidiaries with, or amend, any provision of any instrument, document or agreement evidencing such Indebtedness requiring the sharing of any collateral securing the Liquidity Loans and (B) waive any default or event of default currently existing or occurring as a result of (x) the incurrence by the Company of Indebtedness under the Liquidity Loan subfacility, (y) the Guarantee by the Guarantors of the obligations of the Company in respect of the Liquidity Loans or (z) the granting of the liens and security interest to secure the obligations in respect of the Liquidity Loans and the obligations of the Subsidiary Guarantors under the Subsidiary Guarantee;

                (d) The Agent shall have received payment of all of its out-of-pocket expenses, including the reasonable fees and expenses of its counsel Emmet, Marvin & Martin, LLP incurred in connection with this Amendment No. 3;

                (e) The Agent shall have received the arrangement fee due to the Agent pursuant to the agreement between the Agent and the Company;


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                (f) The Agent shall have received confirmation that the
attorneys and accountants for the Steering Committee have received retainer payments of $500,000 in the aggregate;

                (g) The Agent shall have received (i) a non-refundable Subfacility fee, for the pro-rata benefit of the Lenders, equal to $1,000,000 and (ii) a non-refundable amendment fee, for the pro-rata benefit of the Lenders, equal to $187,500;

                (h) The Agent shall have received for deposit in the Disbursement Account and, if applicable, the Reserve Account the Net Cash Proceeds of any Permitted Disposition closed prior to the Amendment No. 3 Effective Date; and

                (i) The representations and warranties contained in the Credit Agreement (other than the representations and warranties made as of a specific date) shall be true and correct in all material respects on and as of the Amendment No. 3 Effective Date, other than such exceptions as set forth on a disclosure certificate to be delivered to the Agent by the Company on or before the Amendment No. 3 Effective Date so long as such exceptions do not disclose the occurrence of a Material Adverse Change since the date of the Projections.

            3.2 The date on which the conditions set forth in Section 3.1 are satisfied is the "AMENDMENT NO. 3 EFFECTIVE DATE" and until the conditions set forth in Section 3.1 are satisfied, the amendments set forth in Section 1 and 2 of this Amendment No. 3 are not effective. In the event that the conditions set forth in Section 3.1 have not been satisfied on or before 4:00 p.m. New York City time on April 27, 2000, this Amendment No. 3 shall terminate and shall be of no force or effect.

   4.       CONDITIONS TO EFFECTIVENESS AND AVAILABILITY OF LIQUIDITY
            SUBFACILITY.

            4.1 The obligation of each Lender to make any Liquidity Loan up to an aggregate principal amount of all Liquidity Loans for all Lenders of $30,000,000 on a Liquidity Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Liquidity Loan:

                 (a) The Agent shall have received the Secured Liquidity Notes duly executed by an Authorized Signatory of the Company;

                 (b) The Agent shall have received a counterpart of each of the Security Agreement, the Domestic Subsidiary Guarantee, and each other Domestic Security Document, each dated the Liquidity Subfacility Effective Date, signed by the Company and each Subsidiary party thereto (or a facsimile of a signature page thereof signed by the Company and each such Subsidiary party thereto) together with the following:

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

                 (i) a completed Perfection Certificate, dated the Liquidity Subfacility Effective Date and signed by both a Financial Officer and the general counsel of the Company, together with all attachments contemplated thereby;

                 (ii) one or more stock certificates, evidencing 100% of the issued and outstanding Capital Stock of Ogden Aviation and each Domestic Subsidiary owned by Ogden Aviation or any other Domestic Subsidiary Guarantor (other than the Stock of the Subsidiaries in the Fuel Facilities Group), in each case, together with undated stock powers with respect thereto, executed in blank by the Company or such Domestic Subsidiary Guarantor, as the case may be, and bearing a signature guarantee in all respects satisfactory to the Agent, if requested by the Agent;

                 (iii) Uniform Commercial Code Financing Statements for each Domestic Subsidiary Guarantor covering accounts receivable, goods, machinery, equipment and other Collateral described in the Domestic Security Documents, executed by such Domestic Subsidiary Guarantor (subject, with respect to the Property described in part (b) of Schedule F hereto to the Liens described on part (b) of Schedule F), for the jurisdictions set forth on Schedule 3 to the Security Agreement;

                 (iv) executed counterparts of mortgages, deeds of trust or similar documents in form and substance satisfactory to the Agent (collectively, as amended, restated, supplemented or otherwise modified from time to time, the "MORTGAGE") covering the real property of Ogden Projects, Inc. located in --------- Fairfield, New Jersey, together with mortgagee title insurance policies issued by title insurers reasonably satisfactory to the Agent in amounts reasonably satisfactory to the Agent (which policies shall include, without limitation, an endorsement for future advances under the Credit Agreement), a survey, in form and substance satisfactory to the Agent to such real property certified by a licensed professional surveyor satisfactory to the Agent and such other instruments, documents and agreements in connection with the execution, delivery and recording of the Mortgage and granting of a Lien on such real property in favor of the Agent as the Agent may reasonably request; and

                 (v) such instruments, documents and agreements as the Agent may reasonably request in connection with the establishment of the Disbursement Account and the Reserve Account, and the granting of a Lien thereon in favor of the Agent for the benefit the Lenders;

            (c) The Agent shall have received certificates, dated the Liquidity Subfacility Effective Date, of the Secretary or Assistant Secretary of the Company and each Domestic Subsidiary Guarantor (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by it to authorize this Amendment No. 3, the Loan Documents to be executed by it in connection herewith and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws, and (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents to which it is a party, including therein a signature specimen of such officer or officers, together with such other documents as the Agent or Special Counsel shall reasonably require;

            (d) There shall have occurred no Material Adverse Change and there shall not exist any material litigation in respect of the Company, its Subsidiaries or its businesses, or any material undisclosed liability of the Company or any of its Subsidiaries, in each case since the date of the Projections, and the Agent shall have received a certificate of an Authorized Signatory of the Company to such effect;

            (e) Each of the conditions set forth in Section 3.1 of this Amendment No. 3 and in Section 6 of the Credit Agreement shall have been satisfied;

            (f) The Agent shall have received the financial statements of the Company and its Subsidiaries described in Section 7.1(a) of the Credit Agreement as at and for the year ending December 31, 1999, together with the unqualified opinion of the Accountants with respect thereto;

            (g) The Agent shall have received projected financial statements for the energy division of the Company for the fiscal year ending December 31, 2000, in form and substance satisfactory to the Agent and the Required Lenders;

            (h) The Agent shall have received such other documents as it shall have reasonably requested; and

            (i) The Agent shall have received an opinion of counsel to the Company and the Domestic Subsidiary Guarantors, addressed to the Agent and the Lenders, dated the Liquidity Subfacility Effective Date, in form and substance satisfactory to the Special Counsel.

      4.2 The obligation of the Lenders to make any Liquidity Loan in excess of an aggregate principal amount of $30,000,000 on a Liquidity Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Liquidity Loan:

            (a) The Agent shall have received with respect to each Non-Domestic Subsidiary Guarantor (1) the Czech Loan Assignment and the Czech Mortgage and
(2) (x) a Collateral Certificate and/or (y) a counterpart of each of the other Non-Domestic Security Instrument, in each case executed by the Company and such Non-Domestic Subsidiary Guarantor (or a facsimile of a signature page thereof signed by the Company and such Non-Domestic Subsidiary Guarantor) together with the following:

                        (i) a completed Perfection Certificate, signed by both a Financial Officer and the general counsel of the Company, together with all attachments contemplated thereby, with respect to each Non-Domestic Subsidiary Guarantor; and

                      (ii) one or more stock certificates, evidencing not less than 65% of the issued and outstanding Capital Stock of each Non-Domestic Subsidiary owned by Ogden Aviation or any other Subsidiary Guarantor, in each case, together with undated stock powers (or the equivalent, if any, under local law) with respect thereto, executed in blank by the Company or such Subsidiary Guarantor, as the case may be, and bearing a signature guarantee in all respects satisfactory to the Agent, if requested by the Agent;

                 (b) The Agent shall have received certificates, dated the Liquidity Subfacility Effective Date, of the Secretary or Assistant Secretary of each Non-Domestic Subsidiary Guarantor (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by it to authorize the Non-Domestic Security Instruments to be executed by it and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws, and (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents to which it is a party, including therein a signature specimen of such officer or officers, together with such other documents as the Agent or Special Counsel shall reasonably require;

                 (c) There shall have occurred no Material Adverse Change and there shall not exist any material litigation in respect of the Company, its Subsidiaries or its businesses, or any material undisclosed liability of the Company or any of its Subsidiaries, in each case since the date of the Projections;

                 (d) Each of the conditions set forth in Section 6 of the Credit Agreement shall have been satisfied; and

                 (e) The Agent shall have received such other documents as it shall have reasonably requested.

            4.3 The date on which the conditions set forth in Section 4.1 are satisfied is the "LIQUIDITY SUBFACILITY EFFECTIVE DATE".

      5.   ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.

           5.1 The Company hereby (a) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Loan Documents and all of its obligations thereunder, and (b) represents and warrants to the Agent and each Lender:

            (i) As of the date hereof, there exists no Default or Event of Default.

            (ii) The Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of this Amendment No. 3 and the Loan Documents to which it is a party, and to make the borrowings and to incur the other obligations contemplated hereby and thereby, to issue, deliver and carry out the terms of the Secured Liquidity Notes and to incur the obligations provided for in the Credit Agreement as amended hereby and in the Secured Liquidity Notes, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its Restated Certificate of Incorporation or By-Laws.

            (iii) Each Subsidiary Guarantor has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party and to incur the obligations contemplated thereby, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its Certificate of Incorporation or By-Laws (or equivalent governing documents).

            (iv) No consent, authority or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Body or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of this Amendment No. 3, the Credit Agreement as amended hereby or any Loan Document, or is required as a condition to the validity or enforceability of this Amendment No. 3, the Credit Agreement as amended hereby or any Loan Document. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Body will prevent the execution, delivery or performance of, or affect the validity of, this Amendment No. 3, the Credit Agreement as amended hereby or any Loan Document.

            (v) This Amendment No. 3 constitutes, and the Loan Documents to be executed and delivered in connection herewith, when issued, executed and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Company and the Subsidiary Guarantors enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally or by general principles of equity.

            (vi) The execution, delivery, carrying out of the terms of this Amendment No. 3, the Credit Agreement, as amended hereby and the Loan Documents (including, without limitation, the granting of a Lien on the Collateral pursuant to the Security Documents) or the borrowing of any Liquidity Loan will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien upon the Property or assets of the Company or any of its Subsidiaries pursuant to the terms of any mortgage, indenture (including, without limitation, the 1992 Senior Note Indenture), contract, agreement, judgment, decree or order.

            (vii) Schedule D to this Amendment No. 3 sets forth a true, correct and complete list of all Covenant Credit Facilities and each holder of any Indebtedness under any such facility as of the date hereof.

            (viii) Ogden Services Corporation is a direct, wholly-owned Subsidiary of the Company. Ogden Services Corporation on the Amendment No. 3 Effective Date owns beneficially and of record the Stock of the Subsidiaries that own all of the Property and assets of the Aviation Business (except for the Company's direct minority interest in the joint venture, Aeropuentos Argentina 2000 S.A.) and the Company's discontinued entertainment business (including the Stock of the Company's Subsidiaries that own the discontinued food and beverage business), and except for Ogden Allied Maintenance Securities Inc., the Fuel Facilities Group, Ogden Flight Services Group, Inc., Ogden Flight Properties, Inc. and FRC Holdings, Inc., has owned such Subsidiaries, Properties and assets for not less than five years (or such shorter time period as such Subsidiaries, Properties and assets have been owned directly or indirectly by the Company).

            (ix) All Disposition Related Debt either (a) is secured by a Lien on the Property being sold in the Permitted Disposition related thereto or (b) is a direct obligation of (i) the Subsidiary that owns the Property being sold in such Permitted Disposition or (ii) a Subsidiary whose right to the proceeds of such sale is structurally senior to any such right of the Company. All Disposition Related Debt paid upon sale shall be paid solely from the proceeds of sale.

            (x) The sole assets of the Subsidiaries that comprise the Fuel Facilities Group are pipes, tanks and related structures owned or held for the benefit of airlines serviced by the Fuel Facilities Group.

      5.2 The Company specifically and unconditionally acknowledges and reaffirms its indebtedness to the Agent and the Lenders in the outstanding principal amount of $50,000,000 under the terms of the Credit Agreement and the other Loan Documents, together with all accrued and unpaid interest to the date hereof, interest to be accrued and other costs, charges and expenses as may accrue or become due under the terms of the Credit Agreement and the other Loan Documents, including but not limited to reasonable fees and expenses of counsel. The Company acknowledges and agrees that if and to the extent it maintains any defenses to its obligations under the Credit Agreement and the other Loan Documents arising through and including the date hereof, such defenses are hereby waived and released as a specific condition to the agreements of the Agent and the Lenders set forth herein, which waiver and release are unconditional and without limitation.

      5.3 The Company hereby acknowledges that all sales, assignments, transfers or other dispositions of Property (other than the Property described on Schedules B-1, B-2 and B-3 hereto and sales, assignments, transfers or other dispositions of Property

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

permitted by Section 8.6 of the Credit Agreement) after the Amendment No. 3 Effective Date shall be subject to the prior review and written consent of the Agent and the Required Lenders.

            5.4 All references to "this Agreement" in the Credit Agreement and to "the Credit Agreement" in the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 3. All reference to the "representations and warranties" in the Credit Agreement or in the other Loan Documents shall be deemed to include the representations and warranties set forth in Section 5.1 of this Amendment No. 3.

            5.5 Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

            5.6 The Company hereby acknowledges that the Agent and the Lenders and holders of the Credit Facility Indebtedness may form the Steering Committee in order to, among other things, coordinate the monitoring of the Company's performance and the repayment of the Company's and its Subsidiaries' Indebtedness. In connection therewith, and without limiting the Company's obligations under Section 11.5 of the Credit Agreement, the Company shall pay or reimburse the Steering Committee for all of its reasonable fees and expenses, including, without limitation, fees and expenses incurred in connection with the engagement on behalf of the Steering Committee of an accounting firm and a law firm selected by the Steering Committee in their discretion.

            5.7 In the event that the Company shall pay or become obligated to pay to any holder of any Credit Facility Indebtedness or any agent or trustee for any syndicate of holders of any Credit Facility Indebtedness in connection with the consent by such holder or syndicate of holders to the waiver or amendment of any provision of any instrument, document or agreement evidencing such Credit Facility Indebtedness to conform any such instrument, document or agreement to the terms of the Credit Agreement (as amended hereby) and this Amendment No. 3 any fee (each such fee a "CREDIT FACILITY FEE") in excess of 0.375% of the principal amount of such Credit Facility Indebtedness held by such holder or syndicate of holders, the Company shall pay to the Agent for the ratable benefit of the Lenders (simultaneously with the payment of each such Credit Facility Fee) an additional non-refundable fee equal to the difference between (x) the product of (i) a fraction, the numerator of which is the aggregate amount of such Credit Facility Fee and the denominator of which is the principal amount of such Credit Facility Indebtedness, multiplied by (ii) $50,000,000 and (y) $187,500.

            5.8 Each of the Company, the Agent and each Lender acknowledges that nothing in this Amendment No. 3 or the Credit Agreement as amended hereby shall in any way limit the rights or remedies of the Agent and the Lenders upon the occurrence and during the continuance of an Event of Default or constitute a so-called "standstill agreement" (and neither this Amendment No. 3 nor any of the other amendments to the documents governing the Credit Facility Indebtedness shall be deemed to create any standstill obligation) between (i) the Company and any of its creditors or (ii) among any of the Company's creditors, and that each holder of indebtedness of the Company (including, without limitation, Credit Facility Indebtedness) shall retain all of its respective rights and remedies with respect to such indebtedness in accordance with the terms thereof, at law or otherwise.

     6.    MISCELLANEOUS.

           6.1 This Amendment No. 3 may be executed by facsimile and in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment No. 3 to produce or account for more than one counterpart signed by the party to be charged.

           6.2 This Amendment No. 3 is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

      The parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


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                  AMENDMENT NO. 3 - REVOLVING CREDIT AGREEMENT
























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                  AMENDMENT NO. 3 - REVOLVING CREDIT AGREEMENT














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                  AMENDMENT NO. 3 - REVOLVING CREDIT AGREEMENT

















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